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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)    May 24, 2004
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                           YELLOW ROADWAY CORPORATION
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             (Exact name of registrant as specified in its charter)




           Delaware                      0-12255                 48-0948788
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)




          10990 Roe Avenue, Overland Park, Kansas               66211
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          (Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code     (913) 696-6100
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Item 5.  Other Events

On May 21, 2004, Yellow Roadway Corporation ("Yellow Roadway") replaced its current asset backed securitization ("ABS") facility with a new ABS facility. Similar to the previous facility, the new ABS facility will be reflected on the Consolidated Balance Sheets of Yellow Roadway. The change in facilities will not impact Yellow Roadway earnings per share, as the costs associated with the ABS agreement were not significantly altered. At May 21, 2004, there were no outstanding borrowings under either facility.

The new ABS facility is operated by Yellow Roadway Receivables Funding Corporation ("YRRFC"), a special purpose entity and wholly owned subsidiary of Yellow Roadway. The previous facility was a wholly owned subsidiary of Yellow Transportation. This change provides the ability to access Roadway Express and Yellow Transportation receivables and creates a larger base of borrowing for YRRFC with a $300 million limit instead of the previous facility's $200 million limit. Under the terms of the agreement, Roadway Express and Yellow Transportation provide servicing of the receivables and retain the associated collection risks. In addition, the previous facility dealt with the conduit of one large financial institution, whereas YRRFC will deal with conduits of two separate, large financial institutions, which will further diversify the funding sources.

Yellow Roadway management will continue to evaluate the financial position of Yellow Transportation and Roadway Express including the transferred receivables and related borrowings. As a result, the Yellow Roadway consolidated financial statements and segment reporting will not be impacted by this change. However, as the receivables will be legally owned by YRRFC, separate subsidiary financial statements filed with the Securities and Exchange Commission due to the issuance of public debt will not reflect the transferred receivables and related borrowings.

Financing under the new facility will occur in the same manner as the previous facility by following two primary steps. The first step is the sale of an ongoing pool of receivables by Yellow Transportation and Roadway Express to YRRFC. The second step is the transfer of a portion of the receivables to the conduits administered by the two financial institutions. The function of the conduits is to bundle the receivables from YRRFC and numerous unrelated companies and then sell them to investors as asset backed commercial paper. The conduits receive proceeds from investors and forward them to YRRFC, which then forwards the proceeds to Yellow Roadway. Repayments of these obligations, along with related charges, occur in the reverse sequence of the steps just described.

The ability to access Roadway Express receivables and increase the ABS facility limit was permitted under the secured credit agreement entered into by Yellow Roadway on December 11, 2003. In accordance with that agreement, the total revolving loan commitment under the secured credit agreement will be reduced from $250 million to $200 million. As of May 21, 2004, there was $15 million outstanding under that facility.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               YELLOW ROADWAY CORPORATION
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                                                 (Registrant)

Date:    May 25, 2004                       By: /s/ Donald G. Barger, Jr.
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                                            Donald G. Barger, Jr.
                                            Senior Vice President and Chief
                                            Financial Officer